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                        January 21, 1994


Resource Mortgage Capital, Inc.
10500 Little Patuxent Parkway
Suite 650
Columbia, Maryland  21044

         Re:  $200,000,000 Aggregate Offering Price of
              Securities of Resource Mortgage Capital, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Resource Mortgage Capital, Inc. (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $200,000,000 aggregate offering price of
(i) one or more series of debt securities (the "Debt Securities"), (ii) one or more series of shares of preferred stock, no par value (the "Preferred Stock"), (iii) shares of common stock, par value $.01 per share (the "Common Stock"), or
(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities. The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the "Securities." Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock.

         The Debt Securities will be issued pursuant to Indentures (the "Indentures") between the Company and a financial institution ("Trustee") to be identified therein. The forms of the Indentures are included as exhibits to the Registration Statement. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a "Warrant Agreement"). Each Warrant Agreement will be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").
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Resource Mortgage Capital, Inc.
January 21 , 1994
Page 2



         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have obtained and relied upon such certificates and assurances from public officials we have deemed necessary.

         Our opinion is limited to the federal laws of the United States and the laws of the State of Virginia, and we express no opinion with respect to the laws of any other jurisdiction.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. When appropriate corporate action by the Company has been taken by the Company to authorize the Indentures, the Indentures, when duly executed and delivered by the Company, will be the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

         2. When appropriate corporate action by the Company has been taken to authorize the Debt Securities and when the Debt Securities have been duly established by the applicable Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation, as amended, and applicable law, and, upon
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Resource Mortgage Capital, Inc.
January 21, 1994
Page 3



issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable
Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

         4. When appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

         5. When appropriate corporate action has been taken by the Company to authorize the Warrant Agreements and the final terms thereof have been duly established, the Warrant Agreements, when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

         6. When appropriate corporate action has been taken by the Company to authorize the Warrants and the Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Warrants have been duly executed and delivered by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, and whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

         To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustees thereunder are duly organized, validly existing and in good
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Resource Mortgage Capital, Inc.
January 21, 1994
Page 4



standing under the laws of their respective jurisdictions of organization; that the Trustees thereunder are duly qualified to engage in the activities contemplated by the applicable Indentures; that the Indentures have been duly authorized, executed and delivered by the respective Trustees and constitute the legally valid and binding obligations of the respective Trustees enforceable against the respective Trustees in accordance with their terms; that the Trustees are in compliance, generally with respect to acting as a trustee under the applicable Indentures, with all applicable laws and regulations; and that the Trustees have the requisite organizational and legal power and authority to perform their obligations under the respective Indentures.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                             Very truly yours,





4136/BLUSEC